Exhibit 99.1

Terran Orbital Begins Trading on the New York Stock Exchange Under Ticker Symbol “LLAP” and Announces Revenue Backlog Now Exceeds $200 million

Terran Orbital to Ring Opening Bell at the New York Stock Exchange Today, March 28, 2022, at 9:30 a.m. in Celebration of the New Listing

BOCA RATON, Fla., March 28, 2022 – Terran Orbital Corporation (NYSE: LLAP) (“Terran Orbital” or the “Company”), a leading small satellite manufacturer primarily serving the United States aerospace and defense industry, announced that its common stock and warrants will begin trading on the New York Stock Exchange today, March 28, 2022, under the ticker symbols “LLAP” and “LLAP WS”, respectively.

Terran Orbital has made significant progress over recent months as it prepared to emerge as a public company. Some of the Company’s recent accomplishments include:

•	Growth in remaining contractual performance obligations (revenue backlog) from $68 million as of September 30, 2021, to over $200 million today;

•	Recognized full year 2021 total revenues greater than $40 million;

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Selected to build 42 satellites for the U.S. Space Development Agency’s (SDA) Tranche 1 of the Transport Layer. The award is in addition to the 10 satellites Terran Orbital is building for SDA’s Tranche 0 of the Transport Layer;

•	Facility expansion from approximately 60,000 square feet of office, engineering and manufacturing space to over 250,000 square feet in less than a year;

•	Employee growth of 300% over the past year to more than 300 employees and still growing rapidly; and

•	Recognized by the Ukraine Ministry of Defense for providing critical data and images to support the country’s defense from Russian attacks.

In 2022 the Company expects to deliver several critical satellites for customer missions, including:

•	LunIR, a satellite for NASA to support surface characterization, remote sensing, and site selection observations of the Moon and launching on the Artemis I mission;

•	Capstone, a satellite for NASA that will serve as a pathfinder for the Lunar Gateway, a future Moon-orbiting human outpost, to demonstrate orbital stability and maintenance requirements;

•	Ten (10) microsatellites to Lockheed Martin in support of SDA’s Tranche 0 of the Transport Layer;

•	A two satellite cubesat mission to demonstrate proximity operations and rendezvous in a nanosatellite form factor;

•	An optical earth observation satellite for an international commercial partner;

•	A 6U cubesat technology demonstrator for NASA flying a laser communications terminal designed by MIT Lincoln Laboratory; and

•	A satellite with six electro-optical payloads to support weather observations for the Air Force Research Laboratory.

Terran Orbital Co-Founder, Chairman, and CEO Marc Bell announced, “We are thrilled to bring Terran Orbital forward as a public company. This day marks the latest milestone in a history of achievement and outperformance in the space industry. We expect that as we advance, Terran Orbital will continue to define the small satellite market by combining high-volume manufacturing with fully integrated operations and mission planning capabilities. We are also planning to build one of the world’s largest, most advanced persistent earth observation constellations and one of the world’s largest vertically integrated satellite manufacturing facilities.”

Bell continued: “Our innovative, cost-effective satellite solutions and real-time data offering are validated by our suite of marquee military, commercial and civil customers; an experienced, solutions-focused management team featuring former senior leaders in the U.S. Air Force, U.S. Navy, and U.S. Army. As a public company, we expect to leverage our industry position to capitalize on the exponentially rising demand for small satellites and earth observation data to meet critical government, national security and commercial needs, support human space exploration, and deliver long-term value to our partners and investors.”

In order to meet this growing demand, in February 2022 the Company announced its plans to significantly expand its manufacturing capability in Irvine, CA, by leasing a 60,000 square-foot commercial facility adjacent to the Company’s existing facility. The announcement marked Terran Orbital’s commitment to maintaining its leadership as a top small satellite manufacturer in the country and will complement the Company’s previously announced plans to build the world’s largest and most advanced “Industry 4.0” space vehicle manufacturing facility, a $300 million, 660,000 square foot facility on the Space Coast of Florida.

Terran Orbital also announced the formation of a highly-respected board of directors. In addition to Mr. Bell, the Board of Directors of the newly public Company includes:

•	Mr. Anthony Previte, Co-Founder, Chief Strategy Officer, and Executive Vice President of Terran Orbital;

•	Mr. Daniel Staton, Chairman of the Board of ARMOUR Residential REIT, Inc.;

•	Mr. James LaChance, Founder of Breakpoint Asset Management and Chairman and Chief Executive Officer of The Compound LLC;

•	Col. Tom Manion, USMC (Ret.);

•	Lt. Gen. Richard Y. Newton III, USAF (Ret.), former U.S. Air Force Assistant Vice Chief of Staff;

•	Dr. Tobi Petrocelli, Director, Environmental and Sustainability Management of Mitsubishi UFJ Financial Group, MUFG Americas N.A.;

•	Maj. Gen. Douglas L. Raaberg, USAF (Ret.), Executive Vice President of the Air Force Association; and

•	Mr. Stratton Sclavos, former Chairman and CEO of Verisign.

Disclaimers

The preliminary results included in this press release are preliminary, unaudited and subject to completion, reflect management’s current views, and may change as a result of management’s review of results and other information, which may not be currently available. Such preliminary results are subject to the finalization of year-end financial and accounting procedures and should not be viewed as a substitute for audited results prepared in accordance with United States generally accepted accounting principles (“GAAP”). The actual results may be materially different from the preliminary results. See the factors discussed under the captions “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements; Market Ranking and Other Industry Data” in the Company’s definitive proxy statement/prospectus (the “Proxy Statement/Prospectus”) filed with the U.S. Securities and Exchange Commission on February 14, 2022.

About Terran Orbital

Terran Orbital Corporation (“Terran Orbital”) is a leading satellite manufacturer of small satellites primarily serving the United States aerospace and defense industry and a pioneer in end-to-end small satellite solutions, fully integrated operations, satellite design, scale manufacturing, launch planning, mission operations, and in-orbit support to the most demanding military, intelligence community, civil and commercial customers. Terran Orbital is leveraging its fully integrated manufacturing capabilities to develop one of the world’s largest, most advanced NextGen Earth Observation constellation of small satellites to provide real-time earth imagery as a service, enabling the Company to meet numerous defense and private sector needs through advanced space-based observation. The Company is additionally planning to build one of the world’s largest vertically integrated satellite manufacturing facilities, capable of producing over 1,000 satellites and space vehicles annually, on the Space Coast of Florida. Learn more at www.terranorbital.com.

Special Note Regarding Forward-Looking Statements

This press release includes certain forward-looking statements, estimates, and projections provided by Terran Orbital that reflect management’s views regarding the anticipated future financial and operating performance of Terran Orbital. Forward-looking statements are not historical, including statements regarding operational and financial plans, terms and performance of Terran Orbital, and other projections or predictions of the future. Forward-looking statements are typically identified by such words as “project,” “believe,” “expect,” “anticipate,” “intend,” “estimate,” “may,” “will,” “should,” and “could” and similar expressions. Such statements, estimates, and projections reflect numerous assumptions concerning anticipated results. Forward-looking statements in this press release may include, for example; statements about Terran Orbital’s industry and market sizes; future opportunities; expectations and projections concerning future financial and operational performance and results of Terran Orbital, and those factors set forth in the section entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements; Market Ranking and Other Industry Data” in the Proxy Statement/Prospectus. As these assumptions may or may not prove correct and there are numerous factors that will affect Terran Orbital’s actual results (many of which are beyond Terran Orbital’s control), there can be no assurances that any projected results are attainable or will be realized. Terran Orbital disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law. Terran Orbital’s actual results may differ materially from those set forth in this press release. Accordingly, no representations are made as to the accuracy, reasonableness or completeness of such statements, estimates, or projections.

CONTACTS:

pr@terranorbital.com

949-508-6404